SPECIAL POWER OF ATTORNEY
Known all men by these presents, that I, Sharon M. Leite, hereby constitute and appoint Michael A. Carter, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign or file, or both, any or all Forms 3, 4 and 5, with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

I further hereby revoke and rescind all prior attorney-in-fact and agent appointments made by me with respect to the above subject matter.

IN WITNESS WHEREOF, I have hereunto set my hand this __6__ day of
August, 2007.
                /s/ Sharon M. Leite
		_____________________________________
		Sharon M. Leite

STATE OF TEXAS

COUNTY OF TARRANT

Before me, the undersigned authority, on this day personally appeared Sharon M. Leite, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this __6__ day of August, 2007.



(seal)					/s/
					__________________________
					Notary Public in and for the
					State of Texas
					My commission expires: